                                                                     Exhibit 4.9

                         SUBSIDIARY GUARANTEE (GOIANIA)

            SUBSIDIARY GUARANTEE, dated as of December 20, 1996 (this "Guarantee"), made by TV FILME GOIANIA SERVICOS DE TELECOMUNICACOES, a Brazilian corporation (the "Guarantor"), in favor of the holder (the "Holder") of the Intercompany Note (as defined below).

                              W I T N E S S E T H :

            WHEREAS, TV Filme, Inc., a Delaware corporation ("TV Filme") has agreed to make a $140,000,000 loan to its subsidiary, ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian corporation ("ITSA"), which loan is evidenced by the Note, dated December 20, 1996 (the "Intercompany Note"), made by ITSA to the order of TV Filme;

            WHEREAS, ITSA owns directly or indirectly all of the issued and outstanding stock of the Guarantor;

            WHEREAS, the proceeds of the Intercompany Note will be used in part to enable ITSA to make loans or advances to, or other investments in, the Guarantor in connection with the operation of its business; and

            WHEREAS, ITSA and the Guarantor are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the loan evidenced by the Intercompany Note;

            NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees with the Holder, as follows:

            1. Defined Terms.

            (a) Unless otherwise defined herein, terms defined in the Intercompany Note and used herein shall have the meanings given to them in the Intercompany Note.

            (b) As used herein, the following terms shall have the following meanings:

            "Contractual Obligation" of any Person means any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

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                                                                               2


            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof).

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Obligations" means, collectively, the unpaid principal of, premium, if any, and interest on the Intercompany Note and all other obligations and liabilities of ITSA to the Holder (including, without limitation, interest accruing at the then applicable rate provided in the Intercompany Note after the maturity of the Intercompany Note and interest accruing at the then applicable rate provided in the Intercompany Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to ITSA, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Intercompany Note or any other document made, delivered or given in connection therewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by ITSA or the Guarantor pursuant to the terms of the Intercompany Note or this Guarantee).

            "Requirement of Law" for any Person means the charter and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property or to which such Person or any of its material property is subject.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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                                                                               3


            2. Guarantee.

            (a) Subject to the provisions of paragraph 2(b), the Guarantor hereby unconditionally and irrevocably guarantees to the Holder and its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by ITSA when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

            (b) Anything herein or in the Intercompany Note to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the Intercompany Note shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

            (c) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Holder in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

            (d) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Holder hereunder.

            3. Right of Set-off.

            Upon the occurrence and continuance of any Event of Default, the Guarantor hereby irrevocably authorizes the Holder at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Holder to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Holder may elect, against and on account of the obligations and liabilities of the Guarantor to the Holder hereunder and claims of every nature and description of the Holder against the Guarantor, in any currency, whether arising hereunder or otherwise, as the Holder may elect, whether or not the Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Holder shall notify the Guarantor promptly of any such set-off and the application made by the Holder, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holder may have.

            4. No Subrogation.

            Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Holder, the Guarantor shall not be

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                                                                               4


entitled to be subrogated to any of the rights of the Holder against ITSA or any other guarantor or any collateral security or guarantee or right of offset held by ITSA for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from ITSA or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Holder by ITSA on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Holder, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holder in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Holder, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holder may determine.

            5. Amendments, etc. with respect to the Obligations; Waiver of Rights.

            The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Holder may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holder, and the Intercompany Note and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holder may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Holder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Holder shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Holder may, but shall be under no obligation to, make a similar demand on ITSA or any other guarantor, and any failure by the Holder to make any such demand or to collect any payments from ITSA or any such other guarantor or any release of ITSA or such other guarantor shall not relieve the Guarantor in respect of which a demand or collection is not made, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Holder against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            6. Guarantee Absolute and Unconditional.

            The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Holder upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between ITSA and the Guarantor, on the one hand, and the Holder, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor

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                                                                               5


waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon ITSA with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Intercompany Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Holder,
(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by ITSA against the Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of ITSA or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of ITSA for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Holder may, but shall be under no obligation to, pursue such rights and remedies as it may have against ITSA or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Holder to pursue such other rights or remedies or to collect any payments from ITSA or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of ITSA or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holder against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Holder, and its respective successors, indorsees, transferees and assigns, until the earlier to occur of (i) all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and (ii) the occurrence of "Legal Defeasance" or "Covenant Defeasance" under the Indenture. Notwithstanding any provision in this Guarantee, if any of the events described in Section 8.8 of the Indenture occurs, this Guarantee shall continue to be effective, or be reinstated, as the case may be, at such time. This Section shall survive the termination of this Guarantee.

            7. Reinstatement.

            This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of ITSA or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, ITSA or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            8. Payments.

            The Guarantor hereby guarantees that payments hereunder will be paid to the Holder without set-off or counterclaim in U.S. dollars and in immediately available funds at the office of the Holder notified by the Holder to the Guarantor from time to time.

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                                                                               6


            9. Representations and Warranties.

            The Guarantor hereby represents and warrants that:

            (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of Brazil and has the corporate power and authority to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

            (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

            (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing;

            (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor other than those violations which would not reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee;

            (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) (other than those which are in full force and effect) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

            (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending against the Guarantor or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby, (ii) which would reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee.

            10. Notices.

            All notices, requests and demands to or upon the Holder, or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, ten (10) days after deposited in the mails by first class mail, or (c) if by

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                                                                               7


telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

            (i) if to the Holder, at its address or transmission number for notices provided to the Guarantor from time to time; and

            (ii) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

            The Holder and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

            11. Severability.

            Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12. Integration.

            This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Holder relative to the subject matter hereof not reflected herein.

            13. Amendments in Writing; No Waiver; Cumulative Remedies.

            (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Holder, provided that any provision of this Guarantee may be waived by the Holder in a letter or agreement executed by the Holder or by facsimile transmission from the Holder.

            (b) The Holder shall not by any act (except by a written instrument pursuant to paragraph 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have on any future occasion.

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                                                                               8


            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            14. Section Headings.

            The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            15. Successors and Assigns.

            This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Holder and its successors and assigns.

            16. Governing Law.

            THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            17. Waiver of Brazilian Law Benefits.

            The Guarantor hereby expressly waives all benefits set forth in the following provisions of Brazilian law: articles 1491, 1494, 1498, 1499, 1500, 1502 and 1503 of the Brazilian Civil Code, articles 261 and 262 of the Brazilian Commercial Code and articles 595 and 1493 of the Brazilian Civil Procedure Code.

            18. Submission to Jurisdiction; Appointment of Agent for Service; Currency Indemnity.

            (a) To the fullest extent permitted by applicable law, the Guarantor irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Guarantee (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Guarantor irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Guarantor hereby irrevocably designates and appoints Corporation Service Company, 375 Hudson Street, New York, New York 10014, U.S.A. (the "Process Agent"), as the authorized agent of the Guarantor upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of Corporation Service Company as such authorized agent shall become effective immediately without any further action on the part of the Guarantor. The Guarantor represents to the Holders that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Guarantor hereby irrevocably authorizes and directs the Process Agent to

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                                                                               9


      accept such service. The Guarantor further agrees that service of process upon the Process Agent and written notice of said service to the Guarantor mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Guarantor in any such suit or proceeding. Nothing herein shall affect the right of the Holder or any person controlling the Holder to serve process in any other manner permitted by law. The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Guarantor has any outstanding obligations under this Guarantee. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guarantee, to the extent permitted by law.

            (b) The obligation of the Guarantor to make payments hereunder is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Guarantee.

            19. No Personal Liability of Directors, Officers, Employees and Others.

            No past, present or future director, officer, employee, incorporator, partner or stockholder of the Guarantor will have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

            IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                TV FILME GOIANIA SERVICOS DE
                                TELECOMUNICACOES


                                By /s/ Hermano Studart Lins de Albuquerque
                                   -----------------------------------------
                                  Name:  Hermano Studart Lins de Albuquerque
                                  Title: Delegate-Manager

                                Address for Notices:

                                c/o ITSA-Intercontinental Telecomunicacoes Ltda. SCS, Quadra 07-B1.A
                                Ed. Executive Tower
                                Sala 601
                                70.300.911 Brasilia-DF Brazil
                                Phone No.:  011-55-61-314-9908
                                Telecopier No.:  011-55-61-323-5660
                                Attention:  Hermano Studart Lins de Albuquerque

WITNESSES:


By /s/ Jaime Mercado
  ----------------------
  Name: Jaime Mercado


By /s/ Regina L. Hillman
   ----------------------
  Name: Regina L. Hillman

STATE OF NEW YORK  )
                   :  ss.
COUNTY OF NEW YORK )

             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Hermano Studart Lins de Albuquerque, to me personally known who being duly sworn, did say that she/he was the Delegate-Manager of TV FILME GOIANIA SERVICOS DE TELECOMUNICACOES, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                                             /s/ Olivia Savell
                                             ----------------------------
                                              Notary Public

[NOTARIAL SEAL]